Exhibit 5.1

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202 www.dlapiper.com

February 19, 2026

Board of Directors

Getty Realty Corp.

292 Madison Avenue

9th Floor

New York, NY 10017-6318

Re:	4,000,000 of Shares of Common Stock

Ladies and Gentlemen:

We have served as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), in connection with (a) the sale of 4,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), pursuant to the Underwriting Agreement, dated as of February 17, 2026 (the “Underwriting Agreement”), by and among the Company, each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the underwriters and, as applicable, the forward sellers named therein, and each of JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, as the forward purchasers named therein (together, in such capacity, the “Forward Purchasers”), and (b) the separate confirmations for forward sale transactions, dated as of February 17, 2026 (the “Forward Sale Agreements”), by and between the Company and each Forward Purchaser. The Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-276399) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 5, 2024.

In connection with our representation of the Company, and as a basis for the opinions expressed herein, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)

the Company’s base prospectus related to the Registration Statement, dated January 5, 2024 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement related to the Registration Statement, dated February 17, 2026, as filed with the Commission on February 18, 2026, pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”);

(c)	executed copies of the Underwriting Agreement and the Forward Sale Agreements;

(d)

the Articles of Incorporation of the Company, together with all amendments and supplements thereto filed through the date hereof (the “Charter”), as certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and by the Secretary of the Company to be in effect on the date hereof;

Getty Realty Corp.

February 19, 2026

(e)	the Bylaws of the Company, as amended to the date hereof, as certified by the Secretary of the Company to be in effect on the date hereof;

(f)

copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) on December 22, 2023, relating to the filing of the Registration Statement, and resolutions adopted by the Board and the Pricing Committee of the Board each on February 17, 2026, relating to, among other matters, (i) the offering and sale of the Shares and (ii) the authorization of the execution, delivery and performance by the Company of the Underwriting Agreement and each of the Forward Sale Agreements, as certified by the Secretary of the Company to be in effect on the date hereof (collectively, the “Resolutions”);

(g)	the certificate of the SDAT as to the existence and good standing of the Company in the State of Maryland, dated as of recent date (the “Good Standing Certificate”); and

(h)	an executed copy of the certificate of the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein; and

(i)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness and validity of all signatures (including all signatures via DocuSign, eSignature or similar technology), (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

(1)	the Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Shares; and

(2)

the Shares have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Resolutions, and the terms of the Underwriting Agreement and Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable.

In expressing the opinions above, we have assumed (i) that the Shares will not be issued or sold in violation of Article VI of the Charter and (ii) that, upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Getty Realty Corp.

February 19, 2026

The opinions expressed above are subject to the following assumptions, exceptions, qualifications and limitations:

(A) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B) We express no opinion as to the compliance, applicability or effect of any federal or state securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C) The opinion in paragraph (1) with respect to the existence and good standing of the Company is based solely on the Good Standing Certificate.

(D) The foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(E) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated January 5, 2024 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ DLA Piper LLP (US)